EXHIBIT 23.1

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in Registration Statements (Nos. 333-117660 and 333-170017) on Form S-8 of ProText Mobility, Inc. (f/k/a EchoMetrix Inc.) of our report dated March 30, 2011 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of ProText Mobility Inc., (f/k/a EchoMetrix, Inc) for the year ended December 31, 2010.

/s/ Sherb & Co. LLP
Certified Public Accountants
New York, NY
March 31, 2011